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                                                                   EXHIBIT 99.4

                                                         24 MONTHS ACCELERATION

                            KANA COMMUNICATIONS, INC.

                        STOCK OPTION ASSUMPTION AGREEMENT

                            BUSINESS EVOLUTION, INC.

                                 1999 STOCK PLAN

OPTIONEE:  [First_Name] [Last_Name],

                  STOCK OPTION ASSUMPTION AGREEMENT effective as of the 3rd day of December, 1999 by Kana Communications, Inc., a Delaware corporation ("Kana").

                  WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of Business
Evolution, Inc., a Delaware corporation ("Business Evolution"), which were granted to Optionee under the Business Evolution 1999 Stock Plan (the "Plan").

                  WHEREAS, Business Evolution has been acquired by Kana through the merger of Business Evolution with and into Kana (the "Merger") pursuant to the Agreement and Plan of Reorganization, by and between Kana and Business Evolution (the "Merger Agreement").

                    WHEREAS, the provisions of the Merger Agreement require the obligations of Business Evolution under each outstanding option under the Plan to be assumed by Kana at the consummation of the Merger and the holder of each outstanding option to be issued an agreement evidencing the assumption of such option.

                  WHEREAS, pursuant to the provisions of the Merger Agreement, the exchange ratio (the "Exchange Ratio") in effect for the Merger is
0.053370518 of a share of Kana common stock ("Kana Stock") for each outstanding share of Business Evolution common stock ("Business Evolution Stock").

               WHEREAS,  the  purpose  of  this  Agreement  is to  evidence  the assumption by Kana of the outstanding options held by the Optionee at the time of the consummation of the Merger (the "Effective Time") and to reflect certain adjustments to those options which have become necessary in connection with their assumption by Kana in the merger.

                  NOW, THEREFORE, it is hereby agreed as follows:

     1. The number of shares of Business Evolution Stock subject to the options held by Optionee immediately prior to the Effective Time (the "Business Evolution Options") and the exercise price payable per share are set forth below. Kana hereby assumes, as of the Effective Time, all the duties and obligations of Business Evolution under each of the Business Evolution Options. In connection with such assumption, the number of shares of Kana Stock purchasable under each Business Evolution Option hereby assumed and the exercise price payable thereunder have been adjusted to reflect the Exchange Ratio. Accordingly, the number of shares of Kana Stock subject to each Business Evolution Option hereby assumed shall be as

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specified for that option  below,  and the adjusted  exercise  price payable per share of Kana Stock under the assumed Business Evolution Option shall also be as indicated for that option below.


------------------------------------------------------------ ---------------------------------------------------------
             BUSINESS EVOLUTION STOCK OPTIONS                                  KANA ASSUMED OPTIONS
------------------------------------------------------------ ---------------------------------------------------------
------------------------------- ---------------------------- ------------------------ --------------------------------
   # of Shares of Business           Exercise Price               # of Shares               Adjusted Exercise
   Evolution Common Stock              per Share              of Kana Common Stock          Price per Share
------------------------------- ---------------------------- ------------------------ --------------------------------
  Business Evolution Shares      $Business Evolution Price         Kana Shares                  $Kana Price
------------------------------- ---------------------------- ------------------------ --------------------------------

     2. The intent of the foregoing adjustments to each assumed Business Evolution Option is to assure that the spread between the aggregate fair market value of the shares of Kana Stock purchasable under each such option and the aggregate exercise price as adjusted pursuant to this Agreement will, immediately after the consummation of the Merger, be not less than the spread which existed, immediately prior to the Merger, between the then aggregate fair market value of the Business Evolution Stock subject to the Business Evolution Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also intended to preserve, immediately after the Merger, on a per share basis, the same ratio of exercise price per option share to fair market value per share which existed under the Business Evolution Option immediately prior to the Merger.

     3. Each Business Evolution Option shall continue to have a maximum term of ten (10) years from the date of grant, subject to earlier termination (as provided in the applicable Option Agreement) following Optionee's cessation of service or employment.

     4. The following provisions shall govern each Business Evolution Option hereby assumed by Kana:

          (a) Unless the context otherwise requires, all references in each Option Agreement and, if applicable, in the Plan (to the extent incorporated into such Option Agreement) (i) to the "Company" shall mean Kana, (ii) to "Shares" shall mean shares of Kana Stock, (iii) to the "Board" shall mean the Board of Directors of Kana and (iv) to the "Committee" shall mean the Compensation Committee of the Kana Board of Directors.

          (b) Except as modified by this Agreement, the grant date and the expiration date of each assumed Business Evolution Option and all other provisions which govern either the exercise or the termination of the assumed Business Evolution Option shall remain the same as set forth in the Option Agreement applicable to that option, and the provisions of the Plan and the Option Agreement shall accordingly govern and control Optionee's rights under this Agreement to purchase Kana Stock under the assumed Business Evolution Option.

          (c) Each Business Evolution Option hereby assumed by Kana shall continue to vest and become exercisable in accordance with the same


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     installment vesting schedule in effect for that option under the applicable
     Option Agreement immediately prior to the Effective Time; except that (i) Optionee shall, for purposes of such vesting schedule, be immediately credited with an additional twenty-four (24) months of service as of the Effective Time so that the vesting of each such installment shall be accelerated by twenty-four (24) months and (ii) the number of shares subject to each such installment shall be adjusted to reflect the Exchange Ratio.

          (d) For purposes of applying any and all provisions of the Option Agreement and/or the Plan relating to Optionee's status as an employee or a consultant of Business Evolution, Optionee shall be deemed to continue in such status as an employee or a consultant for so long as Optionee renders services as an employee or a consultant to Kana or any present or future majority-owned Kana subsidiary. Accordingly, the provisions of the Option Agreement governing the termination of the assumed Business Evolution Options upon Optionee's cessation of service as an employee or a consultant of Business Evolution shall hereafter be applied on the basis of Optionee's cessation of employee or consultant status with Kana and its subsidiaries, and each assumed Business Evolution Option shall accordingly terminate, within the designated time period in effect under the Option Agreement for that option, following such cessation of employee or consultant status.

          (e) The adjusted exercise price payable for the Kana Stock subject to each assumed Business Evolution Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option. For purposes of determining the holding period of any shares of Kana Stock delivered in payment of such adjusted exercise price, the period for which such shares were held as Business Evolution Stock prior to the Merger shall be taken into account.

          (f) In order to exercise each assumed Business Evolution Option, Optionee must deliver to Kana a written notice of exercise in which the number of shares of Kana Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of Kana Stock and should be delivered to Kana at the following address:

                                    Kana Communications, Inc.
                                    740 Bay Road
                                    Redwood City, CA  94063
                                    Attention:  William Bose

     5. Except to the extent specifically modified by this Option Assumption Agreement, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.


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                  IN WITNESS WHEREOF, Kana Communications,  Inc. has caused this
Stock Option Assumption Agreement to be executed on its behalf by its duly-authorized officer as of the 3rd day of December, 1999.

                                               KANA COMMUNICATIONS, INC.

                                               By: ____________________________
                                                   MARK S. GAINEY, PRESIDENT

                                 ACKNOWLEDGMENT

                  The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her Business Evolution Options hereby assumed by Kana are as set forth in the Option Agreement, the Plan, as applicable, and such Stock Option Assumption Agreement.


                                            ____________________________________
                                            [FIRST_NAME] [LAST_NAME], OPTIONEE

DATED:  __________________, 1999



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